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                                                                    Exhibit 1(k)

                           SHORT-TERM INVESTMENTS CO.

                             ARTICLES SUPPLEMENTARY



     SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 50,000,000,000 shares of common stock with a par value of $.001 each.

Of these shares:

          (a) three billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Cash Management Class, ten billion
     (10,000,000,000) shares have been classified as Liquid Assets Portfolio - Institutional Class, three billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Private Investment Class, and three billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - MSTC Cash Reserve Class;

          (b) three billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class, ten billion (10,000,000,000) shares have been classified as Prime Portfolio - Institutional Class, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal
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     Investment Class, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class, and three billion (3,000,000,000) shares have been classified as Prime Portfolio - Resource Class; and

          (c) nine billion (9,000,000,000) shares were unclassified.

     SECOND: As of the filing of these Article Supplementary, the Corporation hereby classifies an additional five billion (5,000,000,000) shares as Prime Portfolio - Institutional Class. As a result of such classification, of the 50,000,000,000 shares authorized by the Charter of the Corporation:

          (a) three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, ten billion (10,000,000,000) shares are classified as Liquid Assets Portfolio - Institutional Class, three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class, and three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - MSTC Cash Reserve Class;

          (b) three billion (3,000,000,000) shares are classified as Prime Portfolio - Cash Management Class, fifteen billion (15,000,000,000) shares are classified as Prime Portfolio - Institutional Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Personal Investment Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Private Investment
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     Class, and three billion (3,000,000,000) shares are classified as Prime
     Portfolio -Resource Class; and

          (c) four billion (4,000,000,000) shares are unclassified.

     THIRD: Unissued shares of common stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

     FOURTH: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $50,000,000.

     FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

     SIXTH: The Corporation is registered as an open-end Company under the Investment Company Act of 1940.

     SEVENTH: The Board of Directors of the Corporation has classified the Prime Portfolio - Institutional Class shares under authority contained in the Charter of the Corporation in accordance with Section 2-105(c) of Maryland General Corporate Law.
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     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 12, 1997.

                              SHORT-TERM INVESTMENTS CO.

Witness:


  /s/ P. MICHELLE GRACE             By: /s/ ROBERT H. GRAHAM
 ------------------------              -------------------------------
  Assistant Secretary                   President